Exhibit 3.9

ARIZONA CORPORATION COMMISSION

CORPORATIONS DIVISION

Phoenix Address:	1200 West Washington	Tucson Address:	402 West Congress
	Phoenix, Arizona 86007		Tucson, Arizona 86701

        CERTIFICATE OF DISCLOSURE

A.R.S. Sections 10-128 & 10-1084

PLEASE SEE REVERSE SIDE	MountainBrook Village Company
CHECK APPROPRIATE BOX(ES) A or B ANSWER “C”	EXACT CORPORATE NAME

THE UNDERSIGNED CERTIFY THAT:

A. ☒	No persons serving either by elections or appointment as officers, directors, incorporations and persons controlling, or holding more than 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1.	Have been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven year period immediately preceding the execution of this Certificate.

2.	Have been convicted of a felony, the essential elements of which consisted of fraud, misrepresentations, theft by false pretenses or restraining the trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

3.	Have been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate where such injunction, judgment, decree or permanent order:

(a)	involved the violation of fraud or registration provisions of the securities laws of that jurisdiction: or

(b)	involved the violation of the consumer fraud laws of that jurisdiction: or

(c)	involved the violation of the antitrust or restraint of trade laws of that jurisdiction.

B. ☐	For any person or persons who have been or are subject to one or more of the statements in Items A.1 through A.3 above, the following information MUST be attached:

1.	Full name and prior name(s) used.	6.	Social Security number.

2.	Full birth name.	7.	The nature and description of each or judicial action, date and location, the court and public agency involved and file or cause number of case.
3.	Present home address.
4.	Prior addresses (for immediate preceding 7-year period).
5.	Date and location of birth.

      STATEMENT OF BANKRUPTCY, RECEIVERSHIP OR REVOCATION

A.R.S. Sections 10-128.01 and 10-1083

C.	Has any person serving (a) either by election or appointment as an officer, director, trustee or incorporation of the corporation or, (b) major stockholder possessing or controlling any proprietary, beneficial or membership interest in the corporation, served in any such capacity or held such interest in any corporation which has been placed in bankruptcy or receivership or had its charter revoked? YES NO X

Under penalties of law, the undersigned incorporations/Officers declare that we have examined this Certificate, including any attachments, and to the best of our knowledge and belief it is true, correct and complete.

BY	DATE	10/22/92

TITLE	Nancy L. Immordino, Incorporator

BY	DATE

TITLE

BY	DATE	10/22/92

TITLE	Ingrid S. Williams, Incorporator

BY	DATE

TITLE
	FISCAL DATE:	9/30

ARTICLES OF INCORPORATION OF MOUNTAINBROOK VILLAGE COMPANY

1. Name: The name of the corporation (hereinafter called “Corporation”) shall be MountainBrook Village Company.

2. Purpose: The purpose for which this Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

3. Initial Business: The Corporation initially intends to conduct the business of serving as general partner of a partnership which will own, develop and operate real property; provided, however, that such initial intention shall in no manner whatever limit the character of the business which the Corporation may ultimately conduct.

4. Authorized Capital: The authorized capital stock of this Corporation shall be 1000 shares of common stock, no par value.

5. Statutory Agent: The name and address of the initial statutory agent of the Corporation is Lowe & Berman, P.A., 2901 North Central Avenue, Suite 1100, Phoenix, Arizona 85012.

6. Known Place of Business: The known place of business of the Corporation shall initially be 4812 South Mill Avenue, Tempe, Arizona 85282, but a different and other offices and places for conducting business, both within and without the State of Arizona, may be established from time to time by the Board of Directors.

7. Board of Directors: The initial Board of Directors shall consist of three (3) directors. The persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Richard C. Kraemer

4812 South Mill Avenue

Tempe, Arizona 85282

Robert H. Daskal

4812 South Mill Avenue

Tempe, Arizona 85282

Gary D. Haarer

4812 South Mill Avenue

Tempe, Arizona 85282

Otherwise, the number of persons to serve on the Board of Directors shall be fixed by the Bylaws of the Corporation.

8. Quorum: A quorum at any meeting of the Board of Directors shall consist of a majority of the number of directors then serving, but not less than two directors, provided that if and when a Board of Directors comprised of one member is authorized, or in the event that only one director is then serving, then one director shall constitute a quorum.

9. Incorporators: The names and addresses of the incorporators of the Corporation are:

Nancy L. Immordino

2901 North Central Avenue

Suite 1100

Phoenix, Arizona 85012

Ingrid S. Williams

2901 North Central Avenue

Suite 1100

Phoenix, Arizona 85012

All powers, duties and responsibilities of the incorporators shall cease at the time of filing of these Articles of Incorporation with the Arizona Corporation Commission.

10. Distributions From Capital Surplus: The Board of Directors of the Corporation may, from time to time, distribute on a pro rata basis to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or in property.

11. Indemnification of Officers, Directors, Employees and Agents: Subject to the further provisions hereof, the Corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them, other than an action by or in the right of the Corporation, for or on account of any action or omission alleged to have been committed while acting within the scope of employment or service as director, officer, employee, or agent of the Corporation, if he or she acted, or failed to act, or refused to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court. Subject to the further provisions hereof, the Corporation shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including but not limited to, legal fees (but excluding judgments, penalties, and, except as hereinafter set forth, amounts paid in settlement or compromise), which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them by or in the right of the Corporation, for or on account of any action or omission alleged to have been committed while acting within the scope of employment or service as director, officer, employee, or agent of the Corporation, if he or she acted, or failed to act, or refused to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, whether or not any action is or has been filed against them and except that no indemnification shall be made under this sentence in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. In connection with any action referred to in the previous sentence, if a court shall determine that indemnity for amounts paid in settlement is proper, indemnification shall be mandatory and shall be automatically extended by the Corporation for the amounts so paid in settlement and for expenses, including attorneys’ fees to the extent the court deems proper. Except as provided in the next sentence, the Corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the Corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action. Indemnification against expenses, including attorneys’ fees shall be mandatory and shall be automatically extended by the Corporation whether the legal action brought or threatened is by or in the right of the Corporation or by any other person to the extent the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above.

12. Repurchase of Shares: The Board of Directors of the Corporation may, from time to time, cause the Corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the Corporation.

13. Dividends: The Board of Directors may authorize the payment of dividends to the holders of shares of any class of stock payable in shares of any other class.

IN WITNESS WHEREOF, we, the undersigned, have hereunder set our hands this 22nd day of October, 1992.

Nancy L. Immmordino

Ingrid S. Williams

STATE OF ARIZONA

NOTICE OF ACCEPTANCE

OF APPOINTMENT OF STATUTORY AGENT

OF

MOUNTAINBROOK VILLAGE COMPANY

TO:	Arizona Corporation Commission

1200 West Washington Street

Phoenix, Arizona 85007

You are hereby notified that the undersigned has accepted the position of Statutory Agent of:

MOUNTAINBROOK VILLAGE COMPANY

DATED: October 22, 1992

Lowe & Berman, P.A. 2901 North Central Avenue Suite 1100 Phoenix Arizona 85012

By
Ronald E. Lowe, Secretary